CERTIFICATE OF INCORPORATION

                                       OF

                          INVESTORS RESEARCH FUND, INC.

                                   ARTICLE 1.

     The name of the Corporation is Investors Research Fund, Inc., (hereinafter called "the Corporation").

                                   ARTICLE II.

     The principal office of the Corporation in the State of Delaware is to be located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is the Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

                                  ARTICLE III.

     The nature of the business of the Corporation and the objects or purposes proposed to be transacted are as follows, to wit:

               (a) To engage in the business of a mutual investment company, including but without limitation, the holding, investing, reinvesting, or otherwise placing the funds of the Corporation in stocks, shares, purchase or subscription warrants, or other rights, bonds, debentures, debenture stocks, notes, evidences of indebtedness or interest or ownership, mortgages, guarantees, acceptances, or other commercial paper, treasury stock, certificate of interest or participation in any profit sharing agreement, collateral trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security or in general any interest or instrument commonly known as a security, or any certificate of interest or participation in any temporary or interim certificate for, or receipt for, any of the foregoing, and any securities, negotiable or non-negotiable, secured or unsecured and however described, which are issued or created or guaranteed by any person, firm, corporation, or association, public or private, or by the United States government, its agencies or instrumentalities, by any Territories, States, Counties, Cities, Towns, Districts, or other political subdivisions, or by any foreign countries (all of the foregoing being hereinafter called "securities");

               (b) To acquire, through purchase, exchange, or otherwise, hold, dispose of, transfer, reissue, or cancel shares of the Corporation in any manner and to the extent now or hereafter permitted by the laws of Delaware and by this Certificate of Incorporation;

               (c) To borrow money to the extent permitted by the By-Laws.

               (d) To possess and exercise all rights, powers, and privileges with reference to such business or incident to ownership, use and enjoyment of such funds or any of such securities, including, but without limitation, the right, power, and privilege, to own, vote, hold, purchase, sell, negotiate, assign, exchange, transfer, mortgage, pledge, foreclose, or otherwise deal with, dispose of, use, exercise, or enjoy any rights, title, interest, powers, or privileges under or with reference to any of such securities, and to invest or utilize the proceeds, interest, dividends, or other returns therefrom in each manner as is consistent with the purposes, business, or objects of the Corporation;

               (e)  Insofar  as the  same  may be  convenient  or  necessary  in connection with or incidental to the accomplishment of any of the purposes or the attainment of any of the objects hereinabove enumerated, to purchase, or otherwise acquire, own, hold, operate, exchange, assign, transfer, pledge, mortgage, or otherwise dispose of, real and personal property of every class and description, wherever located;

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

               (f) To have one or more offices to carry on all or any of its operations, and, subject to the provisions of this Certificate of Incorporation, to do any and all things necessary, suitable, convenient, or proper for, or in connection with, or incidental to, the accomplishment of any of the purposes or the attainment of any of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation, or to enhance or protect the value of any of its assets, and to do any and all things and exercise any and all powers which it may now or hereafter be lawful for the Corporation to do or to exercise under the laws of the State of Delaware that may now or hereafter be applicable to the Corporation; and

               (g) To conduct its business so far as permitted by law in all states, territories, dependencies and colonies of the United States, its insular possessions, and in the District of Columbia and in foreign countries.

     The objects and purposes specified in the foregoing clauses of this Article III, except where otherwise expressed, shall be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other article of this Certificate of Incorporation and shall be regarded as independent objects and purposes and shall be construed as powers as well as objects and purposes. Except as aforesaid, the Corporation shall be authorized to exercise and enjoy all powers, rights and privileges granted by Title 8 of the Delaware Code of 1953, as amended, to corporations of this character, and all the powers conferred upon such corporations by the laws of the State of Delaware, so far as not in conflict therewith, or which may be conferred by all acts heretofore or hereafter amendatory of said Act, or said laws, and the enumeration of certain powers, as herein specified, is not intended as exclusive of or as a waiver of any of the powers, rights or privileges granted or conferred by said Act or the laws of said State now or hereafter in force.

     The objects and purposes set forth in clause (a) of this Article III are hereby declared to be the principal or predominant objects and purposes of the Corporation, and nothing herein contained shall be construed as authorizing the Corporation to exercise or enjoy any of its other rights, privileges, powers, objects, or purposes except as incidental or ancillary to those enumerated in said clause (a).

                                   ARTICLE IV.

     The total number of shares of stock which the Corporation shall have authority to issue is Five Hundred Thousand (500,000). All shares shall be of one class and of the par value of One Dollar ($1.00) per share.

     The minimum amount of capital with which the Corporation shall commence business is One Hundred Thousand Dollars ($100,000.00.

                                   ARTICLE V.

     The holders of the shares of capital stock of the Corporation shall be entitled at any time upon written request and surrender of the certificates for any or all such shares, to cause such shares to be redeemed by the Corporation at the redemption price and upon the conditions hereinafter set forth; provided, always, that under applicable law of the State of Delaware funds shall be legally available to the Corporation for the purpose of effecting such redemption. (As used in this Article V the terms "redeemed" and "redemption" shall be deemed to mean "purchase", and the right of shareholders granted herein to cause their shares to be redeemed shall be satisfied by the purchase of their shares by the Corporation.)

          (a) The term "redemption price" as used herein shall mean and refer to an amount equal to the net asset value per share (as hereinafter defined) of such shares as of the close of business on the redemption date (as hereinafter defined) as of which any such shares are redeemed, less a redemption fee to be fixed by the Board of Directors of the Corporation in an amount not to exceed one per cent (1%) of such net asset value per share.

          The term "redemption date" (with respect to any particular share) as used herein shall mean and refer to the date of actual delivery to and receipt by the Corporation of the written request required by paragraph (c) of this Article V and the certificate or certificates representing shares to be redeemed unless such delivery be made on a day on which the New York Stock Exchange is closed. In such event the redemption date shall be the next succeeding day on which the New York Stock Exchange is open for trading.

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

          (b) Payment of the redemption price at the option of the Corporation may be made in cash or in securities, or partly in cash and partly in securities. In case such payment or some part thereof shall be made in securities, the holder of shares to be redeemed shall be entitled to delivery, as far as reasonably practicable, of a proportionate interest (determined as hereinafter provided) in the securities in which the funds of the Corporation are invested of a value equivalent to the portion of the redemption price of such shares which is not paid in cash. The value of the securities shall be determined on the redemption date as provided in this
     Article V and any determination by or pursuant to the direction of the Board of Directors of the Corporation in respect thereof shall be binding pursuant to the provisions of this Article V. In order to avoid delivering securities in unreasonably small denominations or amounts, the Corporation may adjust any interest in securities so to be paid to any such holder of shares of the Corporation to somewhat more or less than such shareholders arithmetical proportion of such securities and may adjust any fractional differences in cash, and any such adjustment made by the Corporation in good faith shall be binding upon such holder and upon all other holders of shares of the Corporation, past, present or future. Delivery of the securities included in any payment in kind shall be made as promptly as necessary transfers on the books of the several corporations whose securities are to be delivered may be made.

          (c) Before the Corporation shall be required to redeem, or cause to be redeemed, such shares, the holder thereof shall file with the Corporation or its designated agents, a written request for redemption in the form and in a manner acceptable to the Corporation. A holder of shares shall surrender the certificate, or certificates, representing the shares to be redeemed, in form for transfer to the Corporation or its designated agent, with such proof of the authenticity of the signature as may reasonably be required by the Corporation, together with a sum equal to the transfer tax, if any, payable with respect to such redemption.

          (d) In each case of such redemption, payment of the redemption price shall be made within five days after the redemption date except (1) for any period (A) during which the New York Stock Exchange is closed, other than customary weekend and holiday closings, or (B) during which trading on the New York Stock Exchange is restricted, (2) for any period during which an emergency exists as a result of which (A) disposal by the corporation of securities owned by it is not reasonably practical (B) it is not reasonably practical for the corporation thoroughly to determine the price of its net assets, or (3) for such other periods as the Securities and Exchange Commission may by order permit for the protection of security holders of the Corporation. The Corporation may make payment of such redemption price by causing its designated agent to deposit with a custodian an amount, in cash or in securities, or partly in cash and partly in securities, equal to such redemption price, and the Corporation shall thereupon be relieved and discharged from all responsibility to the holder of shares to be redeemed and neither the Corporation nor such agent shall be liable for any interest to such holder upon any cash included in the redemption price nor in any other manner with respect to such cash or any such securities or any other part of such payment so held by such agent, except, in the case of such agent, to make payment of the redemption price in accordance with the provisions hereof.

          (e) The right of the former holder of shares delivered for redemption in accordance with the provisions of this Article to receive dividends thereon (other than his right, if any, to unpaid dividends declared payable to shareholders of record on a date prior to the redemption date) and all other rights of such former holder with respect to such shares except his right to receive, in cash or in kind, or partly in cash and partly in kind, the redemption price of such shares from the Corporation or its designated agent as provided herein, shall forthwith cease and terminate from and after the redemption date for such shares. In the event that less than all of the shares represented by any certificate surrendered for such redemption are to be redeemed, new certificates shall be issued representing the unredeemed shares.

          (f) The net asset value per share of any shares of the capital stock of the Corporation (exclusive of treasury stock), as of the close of business on any business day, shall be determined by or pursuant to the direction of the Board of Directors, by dividing (i) the total value of the assets of the Corporation (the value thereof to be determined as hereinafter provided) at the close of business on such business day less the amount determined by or pursuant to the direction of the Board of Directors of all debts, obligations, and liabilities of the Corporation (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any or all debts, obligations, liabilities, or claims, of any and every kind and nature, fixed, accrued, unmatured or contingent, including liability for taxes, for management services, for declared but unpaid dividends and any reserves or charges for any or all thereof, whether for taxes, expenses, contingencies, or otherwise), at the close of business on such business day, but excluding


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     the Corporation's liability upon its capital and surplus, by (ii) the total number of shares of the capital stock of the Corporation outstanding at the close of such business day. For the purpose of computing the number of outstanding shares of the Corporation, treasury shares shall be excluded and shares which have been delivered to the Corporation for redemption shall be included and treated as outstanding until immediately after the redemption date, and thereafter shall be treated as not being outstanding. Shares subscribed for shall be deemed to be outstanding as of the time of the acceptance of any subscription and the entry thereof on the books of the Corporation, and the net price thereof, less commissions, if any, shall be deemed to be an asset of the Corporation.

          (g) For the purpose of this Certificate of Incorporation the total value of the assets of the Corporation as of the close of business on any business day shall be the "market value" of all securities, excluding securities of the Corporation, plus cash and receivables and all other tangible assets owned by the Corporation, determined as follows:

               (i) The "market value" as of the close of business on such business day of securities listed or dealt in on a recognized Stock Exchange shall be determined by taking the latest sale price on such business day, or, lacking any sales on that day, a price not higher than the latest asked price and not lower than the latest bid price on that day, ascertained by any method which may be selected by or under the direction of the Board of Directors. In the absence of sales and of bid and asked quotations on that day, the "market value" shall be determined by any method which may be selected and deemed proper by or under the direction of the Board of Directors, giving due consideration to the latest available quotation and the action of the market in comparable securities.

               (ii) The "market value" as of the close of business on such business day of other securities as to which market quotations are readily available shall be determined by taking a price not higher than the latest asked price and not lower than the latest bid price at the close of business on such business day by any method which may be selected by or under the direction of the Board of Directors. In the absence of bid and asked quotations on the day as of which the price is being determined, the market value shall be determined by any method which may be selected and deemed proper by or under the direction of the Board of Directors.

               (iii)  The  "market   value"  of  securities   for  which  market
          quotations are not readily available and any other assets of the Corporation shall be determined by any method which may be selected and deemed fair and proper by or under the direction of the Board of Directors.

               (iv) Dividends declared but not yet received, or rights in respect of securities which are quoted ex-dividend or ex-rights, shall be included at the value thereof as determined by or under the direction of the Board of Directors as accrued income on the day the particular securities are first quoted ex-dividend or ex-rights.

          (h) Any determination made in good faith and, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any security owned or held by the Corporation, as to the market value of any security or fair value of any other asset of the corporation, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate securities in orderly fashion, as to the extent to which it is practicable to deliver a cross-section of the portfolio of the Corporation in payment for any such shares, as to the method of payment for any such shares repurchased, or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of securities or shares of the Corporation, shall be final and conclusive, and shall be binding upon the Corporation, and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding, evidenced by acceptance of certificates for such shares, that any and all such determinations shall be binding as aforesaid.

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

          (i) All reserves and all funds for accounts remaining as reserves or reserved funds for accounts after the date as of which any shares of the Corporation are redeemed, if and when the Board of Directors in its discretion shall determine that the retention of any such reserves or reserved funds or accounts shall no longer be necessary or advisable, shall be paid or transferred into the general funds or asset accounts of the Corporation, and there shall not be any liability of the Corporation or any of the holders of its shares, past, present, or future, to the former holders of shares of the Corporation which have been redeemed.

          (j) Any asset which the Corporation may enter on its books after the date as of which any shares of the Corporation are redeemed which in good faith have not theretofore been carried on the books of the Corporation as an asset shall be so entered without any liability in respect thereof by the Corporation or any of the holders of its shares, past, present, or future, to the former holders of shares of the Corporation which have been redeemed.

          (k) The Board of Directors, in its discretion, may make such regulations, not inconsistent with the provisions of this Article, which it shall deem reasonable and necessary to carry out the provisions of this Article.

                                   ARTICLE VI.

     The name and places of residence of each of the incorporators are as follows:

                  L. A. Schoonmaker                        Wilmington, Delaware
                  W. T. Cunningham                         Wilmington, Delaware
                  A. D. Atwell                             Wilmington, Delaware

                                  ARTICLE VII.

     The Corporation is to have perpetual existence.

                                  ARTICLE VIII.

     The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                                   ARTICLE IX.

     The number of directors of the Corporation shall be such as from time to time shall be fixed by the By-Laws, but in no case shall the number be less than three (3). Directors need not be stockholders.

                                   ARTICLE X.

     In addition to its general powers, and in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (a) To issue the shares of capital stock of the Corporation at such times and in such manner and on such terms and conditions and for such lawful consideration as it may deem advisable.

          (b) To make, alter, amend or repeal the By-Laws of the Corporation, including By-Laws fixing or changing the number of directors, subject, however, to any restrictions contained in the ByLaws and to the power vested in and reserved to the stockholders having general voting power to review, modify and rescind any such action by the affirmative vote or written consent to the holders of a majority of the outstanding shares of stock having general voting power, which said power is hereby vested in and reserved to such stockholders.

          (c) To prescribe and regulate, from time to time, the procedure to be followed in and all details concerning the books of account, and financial statements, and issue, purchase, sale, transfer or redemption of the shares of the Corporation or Securities and the determination of the value of any asset or of the liquidating or redemption value of the shares of the Corporation; subject always to the provisions of this Certificate of Incorporation.

          (d) To determine whether any, and, if any, what part, of the surplus of the Corporation or of the net profits arising from its business shall be declared in dividends and paid to shareholders, and to direct and determine the use and disposition of any of such surplus or net profits.

          (e) To determine to the extent permitted by law at what times and places and under what conditions and regulations the accounts and books of the Corporation or any of them shall be open to inspection by shareholders.

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          (f) To create a trust for  custodianship  with a bank or trust company organized and existing under laws of a State of the United States, or the United States, and deposit all securities owned by the Corporation and cash represented by the sale of securities owned or issued by it with such trustee or custodian.

     The Corporation may in its By-Laws confer powers upon its directors in addition to the foregoing and in addition to the powers and authority expressly conferred upon them by statute, but in no case inconsistent with the constitution or laws of the United State of America or of the State of Delaware.

                                   ARTICLE XI.

     At all elections of directors, each shareholder entitled to vote shall be entitled to as many votes as shall equal the number of his shares multiplied by the number of directors to be elected, and he may cast all of such votes for a single director, or he may distribute them among the number to be voted for, or for two or more of them as he may see fit, and thus exercise the right of cumulative voting, as authorized and regulated by the statutes of the State of Delaware.

                                  ARTICLE XII.

     The Board of Directors is expressly authorized by resolution or resolutions passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two (2) or more of the Directors of the Corporation, which to the extent provided in said resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

                                  ARTICLE XIII.

     No holder of stock of any class whatsoever, whether now or hereafter authorized, shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash, property or services.

                                  ARTICLE XIV.

     Both shareholders and directors shall have power, if the By-Laws so provide, to hold their meetings and to have one or more offices within or without the State of Delaware and to keep the books of the Corporation (subject to the provisions of applicable statutes), outside of the State of Delaware at such places as may from time to time be designated by the Board of Directors.

                                   ARTICLE XV.

     The validity and effect of any contract, agreement, assignment, transaction, act or thing entered into, performed, or done by the Corporation shall in no way be impaired or affected by the fact that a director, officer, agent, or employee of the Corporation (or any firm, syndicate, group, trust, association or corporation of which any officer or director is a stockholder, member, director, officer, employee or agent, or in which any officer or director has any financial interest) is interested therein as an individual or is in any other position of conflicting interest. The execution of an agreement for management service to be furnished to the Corporation with respect to investments and with respect to underwriting and other activities involved with investment in, and distribution of, securities, and for management of the business activities of the Corporation, to such extent as its Board of Directors shall from time to time require, is hereby authorized and approved regardless of the fact that the other party to the agreement may be a corporation or other organization, some or all of whose directors, officers, agents and employees may be directors, officers, employees or agents of the Corporation.

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                                  ARTICLE XVI.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     The undersigned hereby associate to establish a corporation for the transaction of the business and the promotion of the objects and purposes and subject to the provisions hereinabove set forth under the provisions of Title 8 of the Delaware Code of 1953, and for that purpose make and file this Certificate of Incorporation as required by law and hereunto set our hands and seals.


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DATED:  December 26, 1958


                   CERTIFICATE OF AMENDMENT OF THE CERTIFICATE
                OF INCORPORATION OF INVESTORS RESEARCH FUND, INC.


     INVESTORS RESEARCH FUND, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That Article IV of the Certificate of Incorporation of Investors Research Fund, Inc. has been amended so that it now reads as follows:

          "IV. The total number of shares which the corporation shall have authority to issue is Twenty Million (20,000,000) shares. All shares shall be of one class and of the par value of One Dollar ($1.00) per share. The aggregate par value of said shares shall be Twenty Million Dollars ($20,000,000.00)."

     SECOND: That the amendment of the Certificate of Incorporation of INVESTORS RESEARCH FUND, INC. set forth in FIRST above was duly adopted in accordance with the provisions of Section 242(b) of the General Corporation Law of the State of Delaware on January 15, 1985.

     IN WITNESS WHEREOF, said INVESTORS RESEARCH FUND, INC. has caused this certificate to be signed by JOHN R. NOBLE, its President, and Francis S. Johnson, its Secretayr, this 14th day of November, 1985.

                                                   INVESTORS RESEARCH FUND, INC.

                                                   By_________/S/_______________
                                                        John R. Noble, President

(CORPORATE SEAL)
                                ATTEST:           By__________/S/_______________
                                                   Francis S. Johnson, Secretary

                   CERTIFICATE OF AMENDMENT OF THE CERTIFICATE
                OF INCORPORATION OF INVESTORS RESEARCH FUND, INC.



     INVESTORS RESEARCH FUND, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     First: That the Certificate of Incorporation of Investors Research Fund, Inc. has been amended to set forth the following provision as Article XVI thereof:

               "XVI. No person who, after the effective date of this provision, shall serve as a director of this corporation shall be personally liable to this corporation or to any of its shareholders for monetary damages on the basis of having breached his fiduciary duty while serving as a director, provided, however, that this provision shall not eliminate the liability of a director (1) for any breach by the director of his duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

               "If the Delaware Corporation Law is amended after the effective date of this provision to further limit or eliminate liability of the corporation's directors for breach of fiduciary duty, then a director of this corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware Corporation Law as so amended from time to time.

               "This  provision  shall be construed so as to be consistent  with section 17(h) of the Investment Company Act of 1940."

     SECOND:   That  the  existing  Article  XVI  of  the  said  Certificate  of
Incorporation was amended so as to re-number it as ARTICLE XVII of the said Certificate of Incorporation.

     THIRD: That the amendments of the Certificate of Incorporation of INVESTORS RESEARCH FUND, INC. set forth in FIRST and SECOND above were duly adopted in accordance with the provisions of Section 242(b) of the General Corporation Laws of the State of Delaware on January 15, 1985.

     IN WITNESS WHEREOF, said INVESTORS RESEARCH FUND, INC. has caused this certificate to be signed by JOHN R. NOBLE, its President, and FRANCIS S. JOHNSON, its Secretary, this 15th day of November, 1988.

                                                   INVESTORS RESEARCH FUND, INC.



                                                 By__________/S/________________
                                                        John R. Noble, President


                   ATTEST:                   By______________/S/________________
                                                   Francis S. Johnson, Secretary

                                     - 64 -